News Release
B&W Announces Comprehensive Debt Refinancing Agreement as Financial Performance Improves

•	Provides $200 million commitment to fully refinance existing revolving credit facility

•	Provides an initial $30 million of working capital

•	Provides new $30 million revolving credit facility in May 2020

•	New maturity date is January 2022

•	Company expects fourth quarter 2019 results to significantly outperform the third quarter, with a return to positive GAAP consolidated operating income for the first time in 3 years

(AKRON, Ohio - February 3, 2020) - Babcock & Wilcox Enterprises, Inc. (NYSE: BW) (B&W) announced today that the Company has amended its Credit Agreement to comprehensively refinance its debt in advance of its March 15, 2020 requirement. Under the terms of the Agreement, B. Riley FBR, Inc. has agreed to fully backstop $200 million in debt refinancing, which will be used to fully repay the existing revolving credit facility balance by May 11, 2020, and to provide an additional $30 million under Tranche A-4 of the Company’s last out term loans to support the Company’s growth. The Company’s senior lender syndicate has agreed to provide a new revolving credit facility on May 11, 2020 with $30 million of borrowing availability, in addition to increased availability for letters of credit. Finally, the Agreement sets a maturity date for the new revolving credit facility and letters of credit of January 1, 2022. Further details can be found in the Form 8-K filed with the SEC on February 3, 2020.

“This critical agreement represents a significant milestone for B&W as we build on the improvements we made in 2019 to return to profitability and position the company for growth. We appreciate the ongoing commitment of B. Riley FBR, Inc. and our lender group to support B&W’s future,” said Kenneth Young, B&W Chief Executive Officer. “We expect this agreement to provide the financial stability to drive B&W’s ongoing transformation. Now, we are able to continue to move forward and focus on enhancing our core strengths, delivering our world-class technologies and services to our customers, and generating sustained value for our shareholders.”

“With this key part of B&W’s transformation complete, we are now investing in growth opportunities across our portfolio in the U.S., Europe, the Middle East and Asia,” Young continued. “We expect our consolidated fourth quarter 2019 results to significantly outperform the third quarter’s consolidated operating loss of $3.2 million and adjusted EBITDA of $10.1 million, solidifying our turnaround and accelerating the business into an even stronger 2020. Our improvement over the past 12 months continues to boost bottom line performance and increase cash flows from strong recurring parts and services revenues, and we expect positive consolidated operating income in the fourth quarter of 2019, after 12 consecutive quarters of operating losses. Our improved balance sheet and overall financial performance enable our participation in new opportunities across all of our business segments, including renewable waste-to-energy, environmental equipment, aftermarket services, and operations and maintenance. We are leveraging a robust pipeline to drive new bookings as we emerge a stronger B&W, ready to execute our core strategy founded on technology, services and experience.”

A reconciliation of operating loss to adjusted EBITDA for the third quarter of 2019, as referenced in this release, and as previously disclosed, is included in Exhibit 1 to this release.

Forward-Looking Statements
B&W cautions that this release contains forward-looking statements, including, without limitation, statements relating to the timing and terms of further anticipated amendments to our Credit Agreement, our expected 2019 financial results and our ability to satisfy our 2020 objectives. These forward-looking statements are based on management’s current expectations and involve a number of risks and uncertainties, including, among other things, our ability to continue as a going concern; our recognition of any asset impairments as a result of any decline in the value of our assets or our efforts to dispose of any assets in the future; our ability to obtain and maintain sufficient financing to provide liquidity to meet our business objectives, surety bonds, letters of credit and similar financing; our ability to satisfy or obtain waivers of the requirements under the Credit Agreement, as amended; our ability to refinance the Credit Agreement in a timely manner, if at all; our ability to obtain waivers of required pension contributions; the highly competitive nature of our businesses; general economic and business conditions, including changes in interest rates and currency exchange rates; cancellations of and adjustments to backlog and the resulting impact from using backlog as an indicator of future earnings; our ability to perform contracts on time and on budget, in accordance with the schedules and terms established by the applicable contracts with customers; failure by third-party subcontractors, partners or suppliers to perform their obligations on time and as specified; our ability to successfully resolve claims by vendors for goods and services provided and claims by customers for items under warranty; our ability to realize anticipated savings and operational benefits from our restructuring plans, and other cost-savings initiatives; our ability to successfully address productivity and schedule issues in our Vølund & Other Renewable segment, including the ability to complete our European EPC projects within the expected time frame and the estimated costs; our ability to successfully partner with third parties to win and execute contracts within our SPIG and Vølund & Other Renewable segments; changes in our effective tax rate and tax positions, including any limitation on our ability to use our net operating loss carryforwards and other tax assets; our ability to maintain operational support for our information systems against service outages and data corruption, as well as protection against cyber-based network security breaches and theft of data; our ability to protect our intellectual property and renew licenses to use intellectual property of third parties; our use of the percentage-of-completion method of accounting to recognize revenue over time; our ability to successfully manage research and development projects and costs, including our efforts to successfully develop and commercialize new technologies and products; the operating risks normally incident to our lines of business, including professional liability, product liability, warranty and other claims against us; changes in, or our failure or inability to comply with, laws and government regulations; actual or anticipated changes in governmental regulation, including trade and tariff policies; difficulties we may encounter in obtaining regulatory or other necessary permits or approvals; changes in, and liabilities relating to, existing or future environmental regulatory matters; changes in actuarial assumptions and market fluctuations that affect our net pension liabilities and income; potential violations of the Foreign Corrupt Practices Act; our ability to successfully compete with current and future competitors; the loss of key personnel and the continued availability of qualified personnel; our ability to negotiate and maintain good relationships with labor unions; changes in pension and medical expenses associated with our retirement benefit programs; social, political, competitive and economic situations in foreign countries where we do business or seek new business; the possibilities of war, other armed conflicts or terrorist attacks; the willingness of customers and suppliers to continue to do business with us on reasonable terms and conditions; and our ability to successfully consummate strategic alternatives for non-core assets, if we determine to pursue them. If one or more of these risks or other risks materialize, actual results may vary materially from those expressed. For a more complete discussion of these and other risk factors, see our filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K. We caution readers not to place undue reliance on these forward-looking statements, which speak only as of the date of this release, and undertakes no obligation to update or revise any forward-looking statement, except to the extent required by applicable law.

About B&W
Headquartered in Akron, Ohio, Babcock & Wilcox is a global leader in energy and environmental technologies and services for the power and industrial markets. Follow us on Twitter @BabcockWilcox and learn more at www.babcock.com.

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Investor Contact:         Media Contact:
Megan Wilson          Ryan Cornell

Vice President, Corporate Development & Investor Relations	Public Relations
Babcock & Wilcox         Babcock & Wilcox
704.625.4944 | investors@babcock.com     330.860.1345 | rscornell@babcock.com

Exhibit 1
Babcock & Wilcox Enterprises, Inc.
Reconciliation of Adjusted EBITDA
(In millions)

This release presents the Company’s adjusted EBITDA, a non-GAAP financial measure. Adjusted EBITDA on a consolidated basis is defined as the sum of the adjusted EBITDA for each of the segments. At a segment level, the adjusted EBITDA presented is consistent with the way the Company's chief operating decision maker reviews the results of operations and makes strategic decisions about the business and is calculated as earnings before interest, tax, depreciation and amortization adjusted for items such as gains or losses on asset sales, mark to market pension adjustments, restructuring and spin costs, impairments, losses on debt extinguishment, costs related to financial consulting required under Credit Agreement and other costs that may not be directly controllable by segment management and are not allocated to the segment. The Company presents consolidated adjusted EBITDA because it believes it is useful to investors to help facilitate comparisons of the ongoing, operating performance before corporate overhead and other expenses not attributable to the operating performance of the Company's revenue generating segments. A reconciliation of operating loss, the most directly comparable GAAP measure, to adjusted EBITDA is included in the table below.

Three months ended September 30,
2019
Adjusted EBITDA
Babcock & Wilcox segment	$19.3
Vølund & Other Renewable segment	(2.9)
SPIG segment	(2.4)
Corporate	(3.1)
Research and development costs	(0.8)
10.1

Restructuring activities and spin-off transaction costs	(2.6)
Financial advisory services	(1.2)
Advisory fees for settlement costs and liquidity planning	(2.8)
Litigation settlement	(0.5)
Stock compensation	(1.3)
Depreciation & amortization	(5.3)
Gain (loss) on asset disposals, net	0.3
Operating loss	(3.2)